UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2023
________________________________________________________________________________________________________________
ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________________________________________________________________

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street,	Richmond,	Virginia	23230
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
_______________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.33 1/3 par value	MO	New York Stock Exchange
1.700% Notes due 2025	MO25	New York Stock Exchange
2.200% Notes due 2027	MO27	New York Stock Exchange
3.125% Notes due 2031	MO31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On June 1, 2023, Altria Group, Inc. (“Altria,” “we” and “our”) issued a press release announcing that we completed our previously announced acquisition of NJOY Holdings, Inc. (“NJOY”). A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference in Item 7.01 of this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01.    Other Events.
Acquisition of NJOY

On June 1, 2023 (the “Closing Date”), pursuant to the Agreement and Plan of Merger among Altria, Altria Innovations II Inc. (“Altria Innovations”), a wholly owned subsidiary of Altria, NJOY, and Mudrick Capital Management, LP and Homewood Capital LLC, acting together as the equityholders’ representatives, Altria Innovations merged with and into NJOY (the “Merger”) with NJOY surviving the Merger as a wholly owned subsidiary of Altria. As a result of the Merger, we gained full global ownership of NJOY’s e-vapor product portfolio, including NJOY ACE, currently the only pod-based e-vapor product with market authorizations from the U.S. Food and Drug Administration (“FDA”). We funded the Merger through cash payments of approximately $2.75 billion. We may be obligated to pay up to $500 million in additional cash payments that are contingent on receipt of FDA approvals with respect to certain NJOY products.

On the Closing Date, we entered into a Term Loan Agreement (the “Term Loan Agreement”), with Morgan Stanley Senior Funding, Inc., as administrative agent, sole lead arranger and sole bookrunner. Pursuant to the terms of the Term Loan Agreement, we borrowed $2 billion on the Closing Date to finance a portion of the cash payments due at the closing of the Merger, the completion of which was not subject to any financing condition. Borrowings under the Term Loan Agreement mature on May 30, 2024, which is 364 days after the Closing Date, subject to certain mandatory prepayment obligations, including with respect to our receipt of the outstanding payments owed by Philip Morris International Inc. pursuant to the Purchase Agreement, dated as of October 19, 2022, as described in our Current Report on Form 8-K filed on October 19, 2022.

Updated 2023 Full-Year Guidance

As a result of the completion of the Merger, we updated our 2023 full-year adjusted diluted earnings per share guidance. The disclosure under sections “Updated 2023 Full-Year Guidance” and “Forward-Looking and Cautionary Statements” and in Schedule 1 in the press release attached as Exhibit 99.1 is incorporated by reference in Item 8.01 of this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1
Altria Group, Inc. Press Release, dated June 1, 2023 (furnished under Item 7.01; the sections “Updated 2023 Full-Year Guidance” and “Forward-Looking and Cautionary Statements” and Schedule 1 are also filed under Item 8.01)

	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and
Associate General Counsel

DATE:    June 1, 2023

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